EXHIBIT 99.1

                           Managed Services Agreement
                           --------------------------

         This Services Agreement (this Agreement) is made as of September 8, 2005 (the "effective date"), by and between ProNet Solutions, Inc., an Arizona corporation maintaining its corporate offices at 1600 East Northern Ave., Suite 150, Phoenix, AZ 85020 (ProNet), and American River Bankshares, (American River), an California corporation maintaining offices at 1545 River Park Dr. Sacramento, CA 95815.

                                   WITNESSETH
                                   ----------

         Whereas, American River desires to engage ProNet to provide certain services to American River in connection with a "managed security services" solution (the "Proposal"); and

         Whereas, ProNet is willing to provide such services to American River upon the terms and conditions set forth herein.

         Now, therefore, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

     1.  SCOPE OF SERVICES
         -----------------

              a. ProNet agrees to undertake the services set forth on Schedule A (the "Proposal"), which Schedule A is attached hereto and incorporated herein by this reference. ProNet may be retained to provide additional services beyond the Services subject to agreement between American River and ProNet, which additional services shall be subject to the terms and conditions of this Agreement.

              b. In performing the Services under this Agreement, ProNet shall report and be responsible to the Chief Information Officer of American River or such other person(s) as may be subsequently designated by American River.

     2.  TERM
         ----

              a. The initial term of this Agreement shall be one (1) year and, unless written notice of non-renewal is provided by either party at least 90 days prior to expiration of the term, this Agreement shall automatically renew for a term of three (3) years. This Agreement is effective as of the date written above.

     3.  COMPENSATION
         ------------

              a. During the term of this Agreement, American River agrees to pay to ProNet, as full and complete payment for the performance of the Services, the amount indicated in the Proposal as included in Schedule A (the "Fee"). ProNet acknowledges that it is not entitled to any other compensation of any kind whatsoever unless specifically indicated on Schedule A or covered by a separate written agreement between the parties.

              b. "Fees" are due and payable monthly upon receipt of invoice. American River shall be invoiced no later than the 15th day of the month preceding the month in which the services are rendered, with the payment terms being net 30 days. In the event any amounts due remain unpaid beyond the 30th day after payment is due, American River shall pay a late charge of 1.0% per month. American River agrees that it shall neither make nor assert any right of deduction or set-off from invoices submitted by ProNet for ProNet Services.

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     4.  PRONET'S REPRESENTATIONS AND OBLIGATIONS
         ----------------------------------------

              a. ProNet represents and warrants to American River that they are not now nor shall they be a party to any other agreement or under any obligation to or restriction by any third party which would prevent ProNet from entering into this Agreement or which would adversely affect this Agreement, ProNet's performance of the Services or any of the undertakings set forth herein in any manner.

              b. ProNet agrees to keep all necessary records relating to the performance of the Services as American River may direct.

              c. ProNet warrants that the provision of the Services shall be in accordance with all applicable federal, state and local laws, including any law, order or regulatory provision concerning equal employment opportunities by federal contractors, and to American River's reasonable satisfaction.

              d. ProNet acknowledges and agrees that the results of all of the Services are the sole and exclusive property of American River. Upon request or upon the termination of this Agreement, ProNet shall promptly deliver to American River all notes, writings, lists, files, reports, correspondence, tapes, cards, technical data or any product or document (whether maintained in tangible documentary form, or in computer memory or other electronic format) that ProNet or ProNet's employees produced or received while performing the Services.

              e.  Privacy of Consumer Financial Information

                  All capitalized terms used in this Section and not otherwise defined shall have the meanings set forth in the Federal "Privacy of Consumer Financial Information" Regulation (12 CFR
                  Part 40), as amended from time to time (the "Privacy Regulation"), issued pursuant to Section 504 of the Gramm-Leach-Bliley Act (15 U.S.C 6801 et seq.). The parties acknowledge that the Privacy Regulation governs disclosures of nonpublic information about consumers.

                  ProNet further hereby represents and warrants that it will comply with all aspects of the California Information Privacy Act or any other State statute, regulation, or ruling with regard to maintaining the confidentiality of consumer information.

                  ProNet hereby represents and warrants as follows with respect to any Nonpublic Personal Information which ProNet may become aware of or receive while engaged under this contract. ProNet agrees it shall:

                       i. Comply with the terms and provisions of the Privacy Regulation, including, without limitation, the provisions regarding the sharing of Nonpublic Personal Information (as defined in the Privacy Regulation);
                       ii. Not disclose or use any Nonpublic Personal
                           Information that it obtains from American River and/or any of its subsidiaries, except to carry out the purposes for which American River provided such Nonpublic Personal Information, or as otherwise permitted by the Privacy Regulation and other applicable Federal, State or local laws and American River's privacy policies and procedures;
                       iii. Not make any changes to its security measures that
                           would increase the risk of an unauthorized access;
                           and
                       iv. Not disclose any Nonpublic Personal Information
                           obtained by ProNet to any other entity, except as follows;
                                a. To American River's Affiliates, with the prior consent of American River;

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                                b.  To ProNet's affiliates, provided, that its
                                    affiliates may, in turn, disclose and use the information only to the extent that ProNet may disclose and use the information;
                                c.  To an unaffiliated third party with the
                                    prior consent of American River, in the
                                    ordinary course of business in order to
                                    carry out the activity for which the
                                    information was disclosed to ProNet pursuant to one of the following exceptions to the Privacy Regulation;
                                d.  As necessary to effect, administer or
                                    enforce a transaction that a consumer
                                    requests or authorizes;
                                e. In connection with servicing or processing a financial product or service that a consumer requests or authorizes, or maintaining or servicing the consumer's account with American River;
                                f. With the consent or at the direction of the consumer; or
                                g. To protect the confidentiality or security of American River's records pertaining to the consumer, service, product or transaction; to protect against or prevent actual or potential fraud, unauthorized transactions, claims or other liability; for required institutional risk control; for resolving consumer disputes or inquiries; to persons holding a legal or beneficial interest relating to the consumer, or acting in a fiduciary or representative capacity on behalf of the consumer; to provide information to insurance rate advisory organizations, guaranty funds or agencies, or American River's attorneys, accountants and auditors; to the extent specifically permitted or required under other provisions of law, to law enforcement agencies, a state insurance authority, self-regulatory organizations or for an investigation on a matter related to public safety; to a consumer reporting agency in accordance with the Fair Credit Reporting Act; to comply with Federal, State or local laws, rules and other applicable legal requirements, or a properly authorized civil, criminal or regulatory investigation, or subpoena or summons; or to respond to judicial process or government regulatory authorities having jurisdiction over American River for examination, compliance or other purposes as authorized by law.

                  ProNet shall permit American River to audit its operations for compliance with this Section upon reasonable notice from American River.

                  Notwithstanding any other term to the contrary contained herein, this Section regarding Privacy or Consumer Financial Information shall survive any termination, cancellation, expiration and/or rescission of this Agreement.

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

CONFIDENTIALITY
---------------

              f. "American River Information" means: (a) confidential plans, customer lists, information, and other proprietary material of American River that is marked with a restrictive legend, or if not so marked with such legend or is disclosed orally, is identified as confidential at the time of disclosure (and written confirmation thereof is promptly provided to ProNet); and (b) any information and data concerning the business and financial records of American River's customers, or used in any way by ProNet in connection with the provision of ProNet's Managed Security Services (whether or not any such information is marked with a restrictive legend).

              g. "ProNet Information" means: (a) confidential plans, information, research, development, trade secrets, business affairs (including that of any ProNet client, supplier, or affiliate), and other proprietary material of ProNet that is marked with a restrictive legend, or if not so marked with such legend or is disclosed orally, is identified as confidential at the time of disclosure (and written confirmation thereof is promptly provided to American River); and (b) ProNet's proprietary services "best practices", software tools, documentation, and all techniques, methods, logic, architecture, and designs embodied or incorporated therein (whether or not any such information is marked with a restrictive legend).

              h. "Information" means American River Information and ProNet Information. No obligation of confidentiality applies to any Information that the receiving party ("Recipient") (a) already possesses without obligation of confidentiality; (b) develops independently; or (c) rightfully receives without obligation of confidentiality from a third party. No obligation of confidentiality applies to any Information that is, or becomes, publicly available without breach of this Agreement.

              i. Recipient agrees to hold as confidential all Information it receives from the disclosing party ("Discloser"). All Information shall remain the property of Discloser or its suppliers and licensors. Information will be returned to Discloser at the termination or expiration of this Agreement. Recipient will use the same care and discretion to avoid disclosure of Information as it uses with its own similar information that it does not wish disclosed, but in no event less than a reasonable standard of care. Recipient may use Information for any purpose that does not violate such obligation of confidentiality. Recipient may disclose Information to (i) employees and employees of affiliates who have a need to know; and (ii) any other party with Discloser's written consent. Before disclosure to any of the above parties, Recipient will have a written agreement with such party sufficient to require that party to treat Information in accordance with this Agreement. Recipient may disclose information to the extent required by law. However, Recipient agrees to give Discloser prompt notice so that it may seek a protective order.

              j. Notwithstanding any provision in this Agreement to the contrary, this obligation shall survive the termination of this Agreement.

     5.  REGULATORY AGENCIES, REGULATIONS and LEGAL REQUIREMENTS
         -------------------------------------------------------

              a. American River agrees to comply with applicable regulatory requirements and procedures for use of Services established by ProNet.

              b. Records maintained and produced for American River may be subject to examination by such Federal, State, or other governmental regulatory agencies as may have jurisdiction over American River's business to the same extent as such records would be subject if maintained by American River on its own premises. American River agrees that ProNet is authorized to give all reports, summaries, or information contained in or

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

                  derived from the data or information in ProNet's possession relating to American River when formally requested to do so by an authorized regulatory or government agency.

              c. American River agrees to comply with applicable regulatory and legal requirements, including without limitation:

                      i. submitting a copy of this Agreement to the appropriate regulatory agencies prior to the date Services commence;
                      ii. providing adequate notice to the appropriate regulatory agencies of the termination of this
                           Agreement or any material changes in Services;
                      iii. retaining records of its technology configurations,
                           settings, and policies as required by regulatory
                           authorities; and
                      iv. maintaining, at its own expense, such casualty and business interruption insurance coverage for loss of records from fire, disaster, or other causes, and taking such precautions regarding the same, as may be required by regulatory authorities.

     6.  LIMITATION OF LIABILITY
         -----------------------

              a. In no event shall ProNet be liable for loss of goodwill, or for special, indirect, incidental, or consequential damages arising from client's use of ProNet's services regardless of whether such claim arises in tort or in contract. Client may not assert any claim against ProNet more than 2 years after such claim occurred. ProNet's aggregate liability for any and all causes of action relating to services shall be limited to the total fees paid by American River to ProNet for services resulting in such liability in the 2 month period preceding the date the claim occurred.

     7.  TERMINATION
         -----------

              a. Except as provided elsewhere in this Section 8, either party may terminate this Agreement in the event of a material breach by the other party not cured within 90 days following written notice stating, with particularity and in reasonable detail, the nature of the claimed breach.

              b. In the event any invoice remains unpaid by American River 60 days after due, or American River utilizes any other party to manage the technology platform in a manner that disrupts the efficient delivery of the ProNet Managed Security Services solution described herein, ProNet, at its sole option, may terminate this Agreement. Any invoice submitted by ProNet shall be deemed correct unless American River provides written notice to ProNet within 15 days of the invoice date specifying the nature of the disagreement.

              c. Remedies contained in this Section 8 are cumulative and are in addition to the other rights and remedies available to ProNet under this Agreement, by law or otherwise.

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              d.  If American River:
                      1. defaults (all terms are net 30 days from the date on the invoice, and in default 61 days from the date of the invoice, unless otherwise agreed upon between both parties) in the payment of any sum of money due;
                      2. breaches this Agreement in any material respect or otherwise defaults in any material respect in the performance of any of its obligations; or
                      3. commits an act of bankruptcy or becomes the subject of any proceeding under the Bankruptcy Code or becomes insolvent or if any substantial part of American River's property becomes subject to any levy, seizure, assignment, application, or sale for or by any creditor or governmental agency.

                      Then, in any such event, ProNet may, upon written notice, terminate this Agreement and be entitled to recover from American River as liquidated damages an amount equal to the present value of all payments remaining to be made hereunder for the remainder of the initial term or any renewal term of this Agreement. For purposes of the preceding sentence, present value shall be computed using the "prime" rate (as published in The Wall Street Journal) in effect at the date of termination and "all payments remaining to be made" shall be calculated based on the average bills for the 3 months immediately preceding the date of termination. American River agrees to reimburse ProNet for any expenses ProNet may incur, include reasonable attorneys' fees, in taking any of the foregoing actions.

              e. American River may terminate this Agreement by paying a termination fee based on the remaining unused term of this Agreement, the amount to be determined by multiplying American River's six-month average billing of ProNet's Managed Security Services received by American River during the term by 50% times the remaining months of the term if terminated during the first year of the contract. Should the contract be allowed to renew for a three year term, the termination fee will be based on 50% of the previous six-month average billing times the remaining months of the term if cancelled during the first year of renewal; 30% of the previous six-month average billing times the remaining months of the term if cancelled during the second year of renewal, and; 20% of the previous six-month average billing times the remaining months of the term if cancelled during the third year of the renewal. In no case shall the termination fee exceed $250,000.

              f. Should ProNet be sold or acquired by a 3rd party during the term of this Agreement, and the acquiring party not provide the services as described in Schedule A, then American River shall have the same right of cure and termination as identified in Section 8 (a) of this Agreement.

     8.  INDEMNIFICATION
         ---------------

              a. American River agrees to hold harmless, indemnify, and defend ProNet and its officers, owners, employees, agents, representatives, insurers, and affiliated or related entities from and against all claims or actions based upon or arising out of any damage or injury to persons or property caused by the gross or willful negligence of American River and/or its employees sustained by ProNet in connection with ProNet's performance of services under this contract or to be performed by ProNet or its employees or agents of ProNet.

              b. ProNet agrees to hold harmless, indemnify, and defend American River and its officers, owners, employees, agents, representatives, parents, subsidiaries, affiliates, directors, insurers, from and against (1) all claims or actions based upon or arising out of any damage or injury to persons or property incurred by American River, its officers, owners, employees, agents, representatives, parents, subsidiaries,

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                  affiliates, directors, and insurers caused by ProNet in
                  connection with ProNet's performance of the services hereunder, whether performed by ProNet or its employees or agents of ProNet; (2) any failure of ProNet to comply with its obligations herein; (3) any violation by ProNet of any statute or regulation, including any state or federal tax, labor relations, wage and hour, employment discrimination, wrongful termination or other employment related statute or policy with respect to ProNet or any employees of ProNet performing services, or (4) any untrue or inaccurate representation by ProNet in this Agreement.

     9.  NOTICES
         -------

              Any notice required or permitted to be given hereunder shall be in writing and shall be either (i) delivered personally by hand, (ii) sent by registered or certified mail, or (iii) sent by recognized qualified overnight delivery service (e.g. Federal Express). All such notices shall be sent postage prepaid to the addresses of each party set forth below or to such other address or addresses as shall be designated in writing in the same manner.

              To ProNet:                             To American River:

              ProNet Solutions, Inc.                 Same address as noted above
              Attn: William A. Moore, President
              1600 East Northern, Suite 150
              Phoenix, AZ  85020

     10. AUDIT and FINANCIAL CONDITION
         -----------------------------

              a. ProNet employs an external 3rd party auditor responsible for ensuring the integrity of its processing environments and internal controls. In addition, ProNet provides for periodic independent audits of its operations as required by the regulatory bodies. ProNet shall provide American River with a copy of such audits of ProNet within a reasonable time after its completion, and shall also provide a copy of such audit to the appropriate regulatory agencies, if any, having jurisdiction over ProNet's provision of services.

              b. ProNet shall provide American River and the appropriate regulatory agencies so requiring a copy of ProNet Solutions, Inc.'s audited consolidated financial statements.

              c. ProNet shall provide American River with an annual Due Diligence document that shall include, but not be limited to: insurance coverage's, security policies, backup strategies and plans, copies of disaster recovery testing of ProNet's company and processes.

              d. ProNet will provide American River with a copy of any and all third party reviews or audits of ProNet Solutions' operations. Such reviews, as required by the various regulatory agencies, will be performed by independent third parties, and any charges for such reviews or audits shall be distributed evenly to all contracted ProNet parties. ProNet will provide the bank with any and all such invoices and costs of the reviews shall be prorated, and audits and be invoiced separately for said costs as incurred.

     11. MISCELLANEOUS PROVISIONS
         ------------------------

              a. This Agreement is binding upon the parties and their respective successors and permitted assigns. Neither this Agreement nor any interest may be sold, assigned, transferred, pledged, or otherwise disposed of by American River,

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                  whether pursuant to change of control or otherwise, without
                  ProNet's prior written consent. American River agrees that ProNet may subcontract certain services to be performed hereunder. Any such subcontractors shall be required to comply with all applicable terms and conditions.

              b. The captions or heading in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

              c. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The parties may evidence execution of this Agreement by faxing a signed counterpart to the other party, which shall be deemed an original.

              d. This Agreement has been executed in the State of California and shall be governed by the laws thereof; and the State of California shall be the sole and exclusive forum for the resolution of all disputes arising under or relating to this Agreement.

              e. The invalidity or unenforceability of any term, provision, clause, or any portion thereof, of this Agreement shall in no way impair or effect the validity or enforceability of any other provision of this Agreement, which remains in full force and effect.

              f. No failure or delay by a party to insist upon the strict performance of any term or condition under this Agreement or to exercise any right or remedy available under this Agreement at law or in equity, and no course of dealing between the parties, shall imply or otherwise constitute a waiver of such right or remedy, and no single or partial exercise of any right or remedy by any party will preclude any other or further exercise thereof. Except as otherwise provided in
                  Section 8, all rights and remedies provided in this Agreement are cumulative and not alternative and are in addition to all other available remedies at law or in equity.

              g. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), in accordance with the rules and procedures of JAMS then in effect. In the event JAMS is unable or unwilling to conduct such arbitration, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association, San Francisco, California ("AAA"), shall conduct such binding arbitration in accordance with the Commercial Arbitration rules AAA and procedures of the AAA then in effect. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. Any arbitration hereunder shall be conducted in Sacramento, California unless otherwise agreed to by the parties.

                  The parties expressly state that it is their intent to arbitrate disputes between them. Therefore, this Agreement shall be construed so as to be consistent with applicable federal and California state law, and to be enforceable to the

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                  maximum extent allowable by law to provide arbitration as the forum to resolve their disputes. If necessary, any portion of this Agreement that is unenforceable by law shall be stricken, and the arbitrator or the court, as the case may be, shall have the power to reform this Agreement to the extent necessary to comply with applicable law and to give effect to the parties' intent that they shall arbitrate their disputes. Each party shall pay their own attorney's fees and costs, except that if applicable law allows the prevailing party to recover attorney's fees, costs, and expenses, the parties agree the arbitrator may award the prevailing party reasonable attorney's fees, costs, and expenses incurred in the arbitration.

                  All proceedings and documents prepared in connection with any arbitration shall be confidential and, unless otherwise required by law, the subject matter thereof shall not be disclosed to any person other than the parties in the proceedings, their counsel, witnesses and experts, the arbitrator, and, if involved, the court and court staff.

              h. American River and ProNet agree not to hire each others employees during the term of this Agreement and for a period of 12 months after any termination or expiration thereof, except with the other parties prior written consent.

              i. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof. The Agreement supersedes all prior understandings, negotiations and discussions, written or oral, of the parties relating to the Services. Any alteration or modification of any of the provisions in this Agreement or any termination or replacement of this Agreement shall not be valid unless in writing and signed by the parties.

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IN WITNESS WHEREOF, the undersigned parties have executed this Agreement the day and year first above written.


AMERICAN RIVER BANKSHARES                  PRONET SOLUTIONS, INC.
-------------------------                  ----------------------

By: /s/ KEVIN BENDER                       By: /s/ J. DUTCHAK
    ----------------------------               ---------------------------------
Name:   Kevin Bender                       Name:   J.Dutchak
       -------------------------                  ------------------------------
Title:  EVP, CIO                           Title:  Bus.Unit MGR
       -------------------------                  ------------------------------
Date:   September 8, 2005                  Date:   September 8, 2005
       -------------------------                  ------------------------------




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                                   SCHEDULE A
                                   ----------

                      DETAILED MANAGED SERVICES DESCRIPTION
                      -------------------------------------


         1.       SPECIFICATION OF SERVICES TO BE RENDERED:
                  -----------------------------------------

                  The Services to be provided by ProNet are in detail on Exhibit A (Proposal) attached hereto and incorporated herein by this reference. Exhibit A is the service that will be provided to American River.

Executive Summary:

American River Bankshares, (American River) has expressed interest in pursuing ProNet Solutions' (ProNet) Virtual Network Management Support services (VNMS); an outsourced solution for managing and supporting the enterprise LAN/WAN network. It is recognized that an increased dependency on technology and an increasingly stringent regulatory environment has created a need for a more substantial planning and support mechanism for the IT environment. As such, American River is exploring the option of outsourcing support of their LAN/WAN environment. Advantages to the financial institution would include:

         o        Regulatory Compliance

         Audit pressures and regulations require a documented and secure IT platform. ProNet's VNMS ensures this, and assists bank management with any IT regulatory reviews. In addition, ProNet maintains compliance with recommended compliance standards (FFIEC) regarding security and best practices which includes the Gramm Leach Bliley and Sarbanes Oxley Acts.

         ProNet will utilize its company resources and best efforts to maintain a satisfactory or higher rating. Should ProNet fail to do so, and it be determined that the failure to do so was within the control of ProNet, then ProNet shall immediately undertake all efforts to restore the compliance of those areas deemed insufficient at it's own cost, and American River will have the right to terminate the Agreement between ProNet and American River at will.

         o        Financial Institution Expertise

         Through ProNet's experience with financial institution technology platforms and regulatory reviews, American River will have the confidence that its technology platform will be managed to industry and regulatory best practices.

         o        Improved End User Support and Productivity

         As a result of combined Best Practices, strict Service Level Agreements
         (SLAs), results driven methodologies, and qualified engineering staff, ProNet will optimize the current IT environment while maximizing the investment American River will make in technology. In addition, ProNet utilizes a Single Point Of Contact (SPOC) help desk solution that affords each American River employee the opportunity to receive immediate and effective technical support.

         o        Cost Effectiveness

         The Services provided and described in this proposal are provided to American River on a "monthly fixed fee" basis. Since the pricing is based on the number of branch locations, servers and desktop workstations, American River can establish a monthly budgeted amount for the WAN/LAN support component of the technology platform. ProNet also believes that the pricing model is intended to place significant emphasis on ProNet to maintain a standard and stable technology platform that reduces the amount of end user support related requests. In essence, the pricing model ensures that American River will minimize its exposure to unexpected support needs, while ProNet will be "incented" to provide a proactive support model that reduces the reactive support required by American River users.

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         o        IT Strategic Planning

         ProNet works with its customers to ensure that their investment in technology is providing a positive ROI and that they are building the technology platform that will drive company growth and regulatory compliance.

         o        3rd Party Vendor Management

         American River will utilize a number of 3rd party technology vendors to complete its technology offerings for its business needs. ProNet will work with and coordinate any 3rd party technology vendor related needs to ensure the efficient and optimal use of the technology investment. In essence, ProNet believes that it can enhance the problem resolution process by having its engineers identify and resolve issues with the 3rd party vendors in a direct fashion. Not only is this more timely, but it typically eliminates the need for the end user to be engaged.

         o        Strategic Initiatives

         ProNet's Project Management team will provide American River with a team of qualified engineers to complete strategic technology initiatives at the financial institution in a timely manner. ProNet's Project Management team uses a strict process-driven methodology, which ensures cost effectiveness and limited end-user downtime.


Service Overview

1.  Network Management Best Practices for Managed Services Solution
                                                                                            Reporting Management/
       Asset Management                       Contingency Management                          Metrics Analysis
       ----------------                       ----------------------                          ----------------
[ ] Asset Tracking / Reporting            [ ] Data Backup Management                      [ ] Metric analysis
[ ] Procurement services                  [ ] Backup monitoring and notification          [ ] Benchmarking & Trending Analysis
    (hardware & software quotes)
[ ] Warranty Management                   [ ] Failed backup escalation                    [ ] Capacity & Performance
[ ] Licensing Management                  [ ] Incremental backup processes                [ ] LAN Admin security reporting
[ ] Lease Management                      [ ] Data / Application Restoration              [ ] End User satisfaction
[ ] Auditing and Updating
[X] Refresh/Cascade Strategies              Documentation Management                        Security Management
[X] Disposal Management                     ------------------------                        -------------------
                                          [ ] Network Documentation                       [ ] Security Policies
                                          WAN & LAN
                                          [ ] Updates / Version Control                   [ ] Risk Management
  Capacity / Performance                  [ ] Disaster Recovery support tool              [ ] Operational Security
/ Availability Management                                                                 Patch Management
-------------------------                                                                     Servers Weekly & PCs ad hoc
[ ] Real Time Management                    Incident Management                           [ ] Network Security
[ ] System planning                         -------------------                           [ ] Access Control
[ ] Capacity Monitoring                   [ ] Initiation                                  [ ] Incident Response
WAN & LAN
[ ] Performance Monitoring                [X] Knowledge Management                        [ ] Auditing and Updating
WAN & LAN
[ ] Availability Monitoring               [ ] Incident Tracking and Prioritization
WAN & LAN                                                                                     Vendor Management
[ ] System optimization management        [ ] Escalation                                      -----------------
[ ] Auditing and Updating                 [ ] Resolution                                  [ ] Request management
                                          [ ] Reporting                                   [ ] Escalation management
  Change/Project Management               [ ] SLA management                              [ ] Notification services
  -------------------------                                                               [ ] SLA Management
[ ] Change Control                                                                        [X] Due Diligence
[ ] Request Management                      Platform Management
[ ] Planning and documentation              -------------------
[ ] Risk and Impact Analysis               o  Standardization
                                              (Servers and PCs)
[ ] Testing and back out planning         [ ] Software Distribution
                                          (includes software packaging)
[ ] Approval Process                      [ ] Version Control
[ ] Execution                             [X] Image Creation
[X] Review Project Close                  [ ] Remote imaging processes
                                          [ ] Audits and updates

Schedule

ProNet is prepared to commence services in a timeframe to be mutually agreed upon with American River.

Fees
ProNet's financial institution customer base have seen large economic advantages upon entering into ProNet's managed services. These institutions gain access to ProNet's best practice technology management, which ensures the efficiency of the technology platform and regulatory compliance.

     o ProNet utilizes economies of scale to leverage enterprise wide tools that would otherwise only be affordable to large institutions.
     o ProNet's VNMS & MSS fee structure allows American River to maintain a planned monthly IT budget.
     o ProNet's pricing structure enables the financial institution to predict the technology cost of their growth and expansion. The structure also eliminates the need for the financial institution to add additional technology FTEs in the organization, saving salary and benefits burden required by these individuals.

     ----------------------------------------- ------------    ------------------------------- -------
     Per Device Pricing:                                       Proposed Inventory:
     ----------------------------------------- ------------    ------------------------------- -------
     Per Infrastructure Location               $350 per mo.    Currently 12 Locations          $ 4,200
     (includes routers, switches & firewalls)
     ----------------------------------------- ------------    ------------------------------- -------
     Per Win2K/2003 Server                     $550 per mo.    Current 12 Servers              $ 6,600
     ----------------------------------------- ------------    ------------------------------- -------
     Per WinTerm/Workstation*                  $ 40 per mo.    Currently 135 Workstations      $ 5,400
     ----------------------------------------- ------------    ------------------------------- -------
                                                               Monthly Fee                     $16,200
                                                               ------------------------------- -------

     * Current WinTerm Strategy outlines approximately 24 workstations required for bank operations. The remainder of the bank's workstations will be migrated to WinTerms in the event of service issues on these machines.

     ** Strategic initiatives and projects would be billed according to the appropriate proposals


     -------------------------------------------------------------------- -------------------
     VNMS Service Description                                                     Cost
     -------------------------------------------------------------------- -------------------
     Start-Up Fees

         Software and Hardware:                           $ 3,555                $19,475
         Network Health Assessment:                       $15,920
     -------------------------------------------------------------------- -------------------
     VNMS & MSS Monthly Fees

         Includes VNMS Reactive, Proactive &                                     $16,200
         Assessment services and  Managed Security
         Services as outlined in this proposal.
     -------------------------------------------------------------------- -------------------

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